bss&s

CERTIFIED PUBLIC ACCOUNTANTS

June 11, 2004

Mr. Rod Martin, President
Hamilton-Biophile Companies
Miami, Florida

Dear Mr. Martin:

We are pleased to confirm our understanding of the services we are to provide for Hamilton-Biophile Companies (the "Company") for the periods ending March 31, 2003, 2002 and 2001 June 30, 2003, 2002 and 2001, and September 30, 2003, 2002 and 2001. We will review the interim consolidated balance sheets of the Company as of March 31, 2003, 2002 and 2001 June 30, 2003, 2002 and 2001 and September 30, 2003, 2002 and 2001, and the related interim consolidated statements of operations and cash flows for the three, six and nine months then ended, in accordance with standards established by the American Institute of Certified Public Accountants.

Our review will consist primarily of inquiries of persons responsible for financial and accounting matters and analytical procedures applied to financial data, and we will require a representation letter from management. Our reviews will include obtaining sufficient knowledge of the Company's business and its internal control as it relates to the preparation of both annual and interim financial information. This will enable us satisfy our objective which is to identify the types of potential material misstatements in the interim financial information and consider the likelihood of their occurrence. Our inquiries and analytical procedures will provide us with a basis for communicating to management whether we are aware of any material modifications that should be made to the interim financial information for it to conform with accounting principles generally accepted in the United States of America.

A review is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we will not express an opinion on the interim financial information.

A review does not contemplate assessing control risk, tests of accounting records and responses to inquiries by obtaining corroborating evidential matter, and certain other procedures ordinarily performed during an audit. Thus, a review does not provide assurance that we will become aware of all significant matters that would be disclosed in an audit. Our engagement cannot be relied upon to disclose errors, fraud, or illegal acts that may exist. However, we will inform you of any material errors that come to our attention and any fraud or illegal acts that come to our attention,

1551 Sawgrass Corporate Parkwa
Suite 13
Sunrise, Florida 3332

[P] 954.370.272
[P] 305.556.760
[F] 954.370.277

www.bsss-cpa.cor

Mr. Rod Martin
June 11, 2004
Page 2

you of any fraudulent financial reporting or misappropriation of assets that comes to our attention. We will also inform you of any violations of laws or governmental regulations that come to our attention, unless clearly inconsequential. Our responsibility as auditors is limited to the period covered by our audit and does not extend to any later periods for which we are not engaged as auditors.

Our audits will include obtaining an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed. An audit is not designed to provide assurance on internal control or to identify reportable conditions, that is, significant deficiencies in the design or operation of internal control. However, during the audits, if we become aware of such reportable conditions, we will communicate them to you.

You are responsible for making all financial records and related information available to us and for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you. The responsibility includes the establishment and maintenance of adequate records and effective internal controls over financial reporting, the selection and application of accounting principles, and the safeguarding of assets. You are responsible for adjusting the financial statements to correct material misstatements and for confirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. You are responsible for the design and implementation of programs and controls to prevent and detect fraud, and for informing us about all known or suspected fraud affecting the company involving (a) management, (b) employees who have significant roles in internal control, and (c) others where the fraud could have a material effect on the financial statements. You are also responsible for informing us of your knowledge of any allegations of fraud or suspected fraud affecting the company received in communications from employees, former employees, regulators, or others. In addition, you are also responsible for identifying and ensuring that the entity complies with applicable laws and regulations.

We understand that your employees will locate any documents selected by us for testing. Your accounting department personnel will prepare the necessary detailed trial balance and supporting schedules. We will assemble and audit the financial information required for Form 10-KSB and for the annual report to stockholders. Both must be submitted to us for approval before publication.

If you intend to publish or otherwise reproduce the financial statements and make reference to our firm, you agree to provide us with printers' proofs or masters for our review and approval before printing. You also agree to provide us with a copy of the final reproduced material for our approval before it is distributed.

We estimate that the total fee for these services will be between $40,000 and $45,000. We request a retainer of $10,000 prior to the commencement of the engagement. You will also be billed for travel and other out-of-pocket costs such as report production, typing, postage, etc. The fee estimate is based on anticipated cooperation from your personnel and the assumption that unexpected circumstances will not be encountered during the audit. If any additional time is necessary, we will discuss it with you and arrive at a new fee estimate before we incur the additional costs. Our invoices for these fees

will be rendered each week as work progresses and are payable on presentation. All bills that remain unpaid for more than thirty days will be subject to an annual interest charge calculated from the date of the statement. In accordance with our firm policies, work may be suspended if your account becomes overdue and will not resumed until your account is paid in full. If we elect to terminate our services for nonpayment, our engagement will be deemed to have been completed upon written notification of termination, even if we have not completed our report. You will be

obligated to compensate us for all time expended and to reimburse us for all-out-of-pocket expenditures through the date of termination.

The Securities and Exchange Commission requires electronic filing of certain information in connection with its Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The Company agrees that before filing any document with which we are associated, in electronic format with the SEC or others, the Company will provide us with a printed copy of the information proposed to be filed. We will provide the Company with a signed copy of our report(s), consent(s) and/or other relevant document after completing our review. These manually signed documents will authorize the use of our name prior to any electronic transmission by the Company. For our files, the Company will provide us a complete copy of the document as accepted by EDGAR or others.

This engagement includes only those services specifically described in this letter. Costs and time spent in legal matters or proceedings arising from our engagement, such as subpoenas, testimony, or consultation involving private litigation, arbitration or government regulatory inquiries at your request or by subpoena, and costs that we may incur in fulfilling our responsibilities under the Private Securities Litigation Reform Act of 1995 will be billed to you separately.

During the course of our engagement, we may need to electronically transmit confidential information to each other and to outside specialists or other entities engaged by Berenfeld, Spritzer, Shechter & Sheer or the Company. E-mail is a fast and convenient way to communicate. However, e-mail travels over the public Internet, which is not a secure means of communication and, thus, confidentiality could be compromised. The Company agrees to the use of e-mail and other electronic methods to transmit and receive information, including confidential information, between Berenfeld, Spritzer, Shechter & Sheer and outside specialists or other entities engaged by Berenfeld, Spritzer, Shechter & Sheer or the Company.

Parties to this engagement agree that any litigation costs related to the collection of fees and costs due to Berenfeld, Spritzer, Shechter & Sheer are to be reimbursed to the prevailing party. Such costs include legal fees and court costs.

We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Very truly yours,

Berenfeld Spritzer Shechter + Sheer

Berenfeld, Spritzer, Shechter & Sheer
Certified Public Accountants

RESPONSE:

This letter correctly sets forth the understanding of Hamilton-Biophile Companies

Signature: J. R. Martin

Printed Name: J. ROD Martin

Title: President

Date: June 11, 2004